CONFORMED COPY

                              FIRST AMENDMENT dated as of
               September 17, 1997 (the "Amendment"), to the
               US$400,000,000 Competitive Advance and
               Revolving Credit Facility Agreement dated as of November 12, 1996 (the "Agreement"), among THE READER'S DIGEST ASSOCIATION, INC., as a Borrower and as the Guarantor (each as defined therein), the Borrowing Subsidiaries (as defined therein), the Lenders (as defined therein), THE CHASE MANHATTAN BANK, as Administrative Agent, and J.P. MORGAN SECURITIES INC., as Syndication Agent.


          The Borrowers (as defined in the Agreement) have requested that the Lenders amend the net worth covenant of the Agreement, and pursuant to Section 10.02(b) of the Agreement, the Required Lenders are willing, on the terms and subject to the conditions set forth below, to amend such covenant as provided herein. Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

          SECTION 1.  Definitions.  Capitalized terms used
and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

          SECTION 2.  Amendments.  Section 6.07 of the
Agreement is hereby amended by deleting such section in its entirety and substituting, as of the Effective Date (as defined in Section 4 herein), the following:

          "SECTION 6.07.  Consolidated Tangible Net Worth.
     The Company will not permit Consolidated Tangible Net
     Worth at any time to be less than the amount set forth below for the time period set forth below:


                                        Consolidated
                                          Tangible
            Time Period                  Net Worth

     Until June 30, 1998:               $175,000,000

     On and after June 30, 1998
     until December 31, 1998:           $200,000,000

     On and after December 31,
     1998 until and on December
     31, 1999:                          $250,000,000

     After December 31, 1999:          $300,000,000".


          SECTION 3.  Representations and Warranties.  The
Company represents and warrants to each of the Lenders that:

          (a) This Amendment has been duly authorized, executed and delivered by it and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity.

          (b) The representations and warranties set forth in Article IV of the Agreement are true and correct with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

          (c)  Before and after giving effect to this
Amendment, no Default has occurred and is continuing.

          SECTION 4.  Conditions to Effectiveness.  This
Amendment shall become effective when each of the following conditions is satisfied:

          (a) The Administrative Agent (or its counsel) shall have received counterparts of the Amendment signed by each of the Company and the Required Lenders (such date being herein called the "Effective Date").

          (b) The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of Clifford H.R. DuPree, Associate General Counsel of the Company, addressed to the Administrative Agent and the Lenders, dated the Effective Date and covering such matters relating to the Company, this Amendment and the Transactions as the Administrative Agent may reasonably request.

          (c) The Administrative Agent shall have received a certificate, dated the Effective Date, signed by a Financial
Officer of the Company to the effect set forth in clauses (b) and (c) of Section 3.

          (d) The Administrative Agent shall have received all documents it may reasonably request relating to the existence or good standing of the Company or any other Borrower or the Guarantor, the corporate power and authority of the Company and any such other Borrower or the Guarantor to enter into and the validity of this Amendment and the other Loan Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent.

          (e) The Lenders shall have received the upfront fees referred to in clause (a) of Section 7 below.

          SECTION 5.  Applicable Law.  THIS AMENDMENT SHALL
BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS
OF THE STATE OF NEW YORK.

          SECTION 6.  Counterparts.  This Amendment may be
executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Counterparts of this Amendment may be delivered via telecopy transmission with the same effect as the delivery of a manually executed counterpart.

          SECTION 7. Fees and Expenses. The Company shall pay (a) upfront fees to all the Lenders in connection with this Amendment, allocated pro rata among the Lenders in accordance with their respective Commitments, as previously agreed upon by the Lenders and the Company and (b) all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including but not limited to the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

          SECTION 8. Agreement. Except as specifically amended or modified hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof. As used therein, the terms "Agreement", "herein", "hereunder", "hereinafter", "hereto", "hereof" and words of similar import shall, unless the context otherwise requires, refer to the Amendment.


          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

                              THE READER'S DIGEST
                              ASSOCIATION, INC.

                           By
                           /s/: Craig T. Monaghan
                           Name:  Craig T. Monaghan
                           Title: Vice President &
                           Treasurer

                            Guarantor:
                            THE READER'S DIGEST ASSOCIATION, INC.

                            By
                            /s/: Craig T. Monaghan
                            Name:   Craig T. Monaghan
                            Title:   Vice President &
                            Treasurer

                              THE CHASE MANHATTAN BANK,
                              individually and as
                              Administrative Agent

                              By
                              /s/: Carol A. Ulmer
                              Name:  Carol A. Ulmer
                              Title: Vice President

                              J. P. MORGAN SECURITIES INC.,
                              as Syndication Agent

                              By
                             /s/: Stephen Kenneally
                              Name:  Stephen Kenneally
                              Title: Vice President

                              MORGAN GUARANTY TRUST COMPANY
                              By
                              /s/: Deborah A. Brodheim
                              Name:  Deborah A. Brodheim
                              Title: Vice President

                              BARCLAYS BANK PLC
                              By
                              /s/: Terance Bullock
                              Name:  Terrance Bullock
                              Title: Associate Director

                              CITIBANK, N.A.
                              By
                              /s/: Theodore J. Beck
                              Name:  Theodore J. Beck
                              Title: Attorney in Fact

                              COMMERZBANK AG, New York
                              and/or Grand Cayman Branches
                              By
                              /s/: Subash R. Viswanathan
                              Name:  Subash R. Viswanathan
                              Title: Vice President

                              By
                              /s/: Peter T. Doyle
                              Name:  Peter T. Doyle
                              Title: Assitant Treasurer

MELLON BANK, N.A.

By
   /s/: David McGowan
  Name:  David McGowan
  Title: Vice President

ISTITUTO BANCARIO SAN PAOLO DI TORINO
By
   /s/: Gerard M. McKenna
  Name:  Gerard M. McKenna
  Title: Vice President
By
  /s/: Robert Wurster
  Name:  Robert Wurster
 Title: 1st Vice President

NATIONAL WESTMINSTER BANK PLC, NEW YORK BRANCH
By /s/: Christopher Fahey
  Name:  Christopher Fahey
  Title: Assistant Vice President
By/s/: Angela Bozorgmir
  Name:  Angela Bozorgmir
  Title: Vice President

THE SUMITOMO BANK, LIMITED, NEW YORK BRANCH
By/s/: John C. Kissinger
  Name:  John C. Kissinger
  Title: Joint General Manager

SVENSKA HANDELSBANKEN
By/s/: Geoffrey  Walker
  Name:  Geoffrey Walker
  Title: Senior Vice President
By/s/: Karl Forsman
  Name:  Karl Forsman
  Title: Vice President

UNION BANK OF SWITZERLAND, NEW YORK BRANCH
By/s/: Eduardo Salazar
  Name:  Eduardo Salazar
  Title: Director
By/s/: Stephen A. Cayer
  Name:  Stephen A. Cayer
  Title: Assitant Vice President

ABN AMRO BANK N.V., NEW YORK BRANCH
By /s/: Frances OR Logan
  Name:  Frances OR Logan
  Title: Group Vice President

By /s/: R. Scott Boras
  Name:  R. Scott Boras
  Title: Assistant Vice President

THE FUJI BANK, LIMITED, NEW YORK BRANCH

By /s/: Raymond Ventura
  Name:  Raymond Ventura
  Title: Vice President & Manager

ING BANK N.V.

By   /s/: F.J. Dubbe
  Name:  F.J. Dubbe
  Title: Legal Counsel

By   /s/: W.E.J. Stut
  Name:  W.E.J. Stut
  Title: Head Legal Department


CIBC INC.

By   /s/: Pamela H. Friedman
  Name:  Pamela H. Friedman
  Title: Director